UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2011

CenturyLink, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	1-7784	72-0651161
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 CenturyLink Drive
Monroe, Louisiana	71203
(Address of principal executive offices)	(Zip Code)

(318) 388-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this current report on Form 8-K, references to “CenturyLink,” “we,” “us” and “our” refer to CenturyLink, Inc. (formerly named CenturyTel, Inc.).

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On April 1, 2011, pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of April 21, 2010 (the “Merger Agreement”), among Qwest Communications International Inc. (“Qwest”), CenturyLink and SB44 Acquisition Company, a wholly owned subsidiary of CenturyLink (“Merger Sub”), Merger Sub merged with and into Qwest, with Qwest continuing as the surviving corporation and as a wholly owned subsidiary of CenturyLink (the “Merger”).

As a result of the Merger, each outstanding share of Qwest common stock was converted into the right to receive 0.1664 share of our common stock (“CTL common stock”), with cash to be paid in lieu of fractional shares. As a result of the Merger, we will deliver approximately 294.0 million shares of CTL common stock to Qwest stockholders, based on the number of Qwest shares outstanding as of March 31, 2011.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated by reference as Exhibit 2.1 to this current report on Form 8-K and is incorporated by reference herein.  Copies of press releases announcing our receipt of the final required federal and state regulatory approvals, and the completion of the Merger are attached as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, respectively, to this current report on Form 8-K.

The Merger Agreement contains representations and warranties made by and to the parties thereto as of specific dates. The statements embodied in those representations and warranties were made for purposes of that contract between the parties and are subject to qualifications and limitations agreed upon by the parties, which are not necessarily reflected in the Merger Agreement, in connection with negotiating the terms of that contract. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to investors, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors.   Effective upon completion of the Merger, we expanded the size of our Board of Directors (the "Board") from 12 to 16 members.  At such time, pursuant to the Merger Agreement, our Board appointed the individuals set forth below (each of whom served as a director of Qwest prior to the effective time of the Merger) to the respective classes and principal committees of the Board specified below:

Name	Class	Principal Committee	Term Expires
Edward A. Mueller	I	Risk Evaluation	2013
Michael J. Roberts	II	Audit	2011
Charles L. Biggs	III	Audit	2012
James A. Unruh	III	Risk Evaluation	2012

In connection with their appointments as outside directors, the Compensation Committee of our Board intends to grant to each of the new directors listed above a grant of restricted shares of CTL common stock on May 19, 2011, which is the day after our 2011 annual shareholders meeting.  Although the Committee has not yet determined the amount of these grants, we expect them to be consistent with the amount of our recent director equity grants, which have had a value of $100,000 based on our stock valuation at the time of the grants.  With respect to each such restricted share award, the shares of restricted stock are expected to vest upon the earlier of (i) one-third per year on each of May 15, 2012, May 15, 2013 and May 15, 2014, (ii) the date the director dies or becomes disabled, or (iii) the occurrence of a change of control of CenturyLink, all as described further in our applicable equity stock plan.  In addition, these shares of restricted stock will have such other terms as are set forth in our equity plan and in the form of restricted stock agreement to be entered into with each director.  The grant of these awards, and their actual amounts and terms, remain subject to the discretion of the Compensation Committee.

Members of our Board are subject to our Corporate Governance Guidelines, which, among other things, prohibit a director from serving on more than two additional unaffiliated public company boards.  In addition to serving on our Board, James A. Unruh serves on the board of directors of three unaffiliated public companies.  In connection with appointing Mr. Unruh to the Board, the Board waived compliance by him with the above-described service limitation, subject to the understanding that this waiver permits Mr. Unruh to serve only on the boards of the unaffiliated companies on which he is currently serving.

Other Changes in Management.  On April 1, 2011, David D. Cole replaced Neil A. Sweasy as our Controller. For further information on this and other changes in management made in connection with the Merger, see Item 8.01 below.

Item 8.01.	Other Events.

Change in Committee Responsibilities of Continuing Directors.  In connection with the Merger, all 12 of our incumbent directors will continue to serve as directors, each in the same class of directorship to which they were allocated immediately prior to the Merger.  In connection with the Merger, our Board changed the committee responsibilities of three of our incumbent directors.  Listed below are the current principal committee positions of our 12 incumbent directors:

Name	Principal Committee(s)
Virginia Boulet	Compensation, Nominating (Chair)
Peter C. Brown	Audit, Risk Evaluation
W. Bruce Hanks	Audit (Chair), Risk Evaluation
Gregory J. McCray	Nominating, Risk Evaluation
C. G. Melville, Jr.	Nominating, Risk Evaluation (Chair)
Fred R. Nichols	Compensation, Nominating
William A. Owens	Compensation, Nominating
Harvey P. Perry	Compensation
Laurie A. Siegel	Compensation (Chair)
Joseph R. Zimmel	Audit

     *  Neither Richard A. Gephardt nor Glen F. Post, III currently serve on any of these principal committees.

Continuation of Responsibilities of Executive Officers.  Glen F. Post, III, Karen A. Puckett and R. Stewart Ewing, Jr. continue to serve as our principal executive officer, principal operating officer and principal financial officer, respectively.

Stacey W. Goff, Dennis G. Huber and William E. Cheek continue to serve as executive officers with titles and responsibilities substantially similar to their titles and responsibilities prior to the effective date of the Merger.  David D. Cole, age 53, will also continue to serve as an executive officer with substantially similar responsibilities to those disclosed in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, but, effective immediately, he will also serve as our Controller.

Appointment of New Executive Officer.  Effective upon completion of the Merger, we appointed Christopher K. Ancell of Qwest as an executive officer of CenturyLink. Mr. Ancell, age 49, will serve as President of our Business Markets Group.  Mr. Ancell has served as Qwest’s Executive Vice President, Business Markets Group, since August 2009.  From 2004 to August 2009, Mr. Ancell served as the Vice President of Sales, Western Region, for Qwest’s Business Markets Group.  Prior to then, Mr. Ancell held several other management positions with Qwest, including Vice President of Sales Support for the Business Markets Group and Vice President of Hosting Sales.

Press Releases.  On March 18 and March 24, 2011, respectively, we issued press releases announcing the receipt of certain federal and state regulatory approvals required to complete the Merger.  On April 1, 2011, we issued a press release announcing the completion of the Merger and related events.  Copies of these press releases are attached as Exhibit 99.1, Exhibit 99.2, and Exhibit 99.3, respectively, to this current report on Form 8-K.

Forward Looking Statements

Statements in this current report on Form 8-K pertaining to the anticipated responsibilities of our officers and the future configuration or actions of our board committees are forward-looking statements within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations only and are subject to changes or uncertainties that may cause actual results to differ materially.  Factors that could affect actual results include but are not limited to changes in our management strategies or practices, changes in our compensation practices or programs, changes in market conditions, and the other risks described in our most recent Annual Report on Form 10-K, as updated and supplemented by our subsequent reports filed with the Securities and Exchange Commission.  You should not place undue reliance on these forward-looking statements, which speak only as of the date of this report.  We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The audited consolidated balance sheets of Qwest and subsidiaries as of December 31, 2010 and December 31, 2009 and the related audited consolidated statements of operations, stockholders’ (deficit) equity and comprehensive (loss) income, and cash flows for each of the years in the three-year period ended December 31, 2010, and the notes related thereto, which were included in Part II, Item 8 of Qwest’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (filed February 15, 2011), are filed as Exhibit 99.4 to this current report on Form 8-K and incorporated herein by reference.

(b)	Pro forma financial information.

Unaudited pro forma financial information reflecting our merger with Qwest is attached as Exhibit 99.5 to this current report Form 8-K.

(d)	Exhibits

The exhibits to this current report on Form 8-K are listed in the Exhibit Index, which appears at the end of this report and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report on form 8-K to be signed on its behalf by the undersigned officer hereunto duly authorized.

CENTURYLINK, INC.

Dated: April 6, 2011	By: /s/ Stacey W. Goff
Stacey W. Goff
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX *

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of April 21, 2010, among CenturyLink, Inc., Qwest Communications International Inc. and SB44 Acquisition Company (incorporated by reference to Exhibit 2.1 of our Current Report on Form 8-K filed on April 27, 2010).

99.1	Press release dated March 18, 2011, announcing the receipt of the approval of the Federal Communications Commission with respect to the Merger.
99.2	Press release dated March 24, 2011, announcing the receipt of a regulatory approval from the State of Oregon required to complete the Merger.
99.3	Press release dated April 1, 2011, announcing the completion of the Merger.
99.4
The audited consolidated balance sheets of Qwest Communications International Inc. and subsidiaries as of December 31, 2010 and December 31, 2009 and the related audited consolidated statements of operations,  stockholders’ (deficit) equity and comprehensive (loss) income, and cash flows for each of the years in the three-year period ended December 31, 2010, and the notes related thereto (incorporated by reference to Part II, Items 8 and 9 of Qwest’s Annual Report on Form 10-K, filed on February 15, 2011).

99.5	Unaudited Pro Forma Combined Condensed Financial Information.
99.6	Consent of KPMG LLP, independent registered public accounting firm for Qwest Communications International Inc.

* Each exhibit listed above is filed herewith, except for Exhibit 2.1 and 99.4.